Exhibit 99.1

TACTILE SYSTEMS TECHNOLOGY, INC. REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS; RAISES FULL YEAR 2023 OUTLOOK

First Quarter Revenue Increased 23% Year-Over-Year

MINNEAPOLIS, MN, May 8, 2023 – Tactile Systems Technology, Inc. (“Tactile Medical”; the “Company”) (Nasdaq: TCMD), a medical technology company providing therapies for people with chronic disorders, today reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Summary:

●	Total revenue increased 23% year-over-year to $58.8 million
●	Lymphedema products revenue increased 22% year-over-year
●	Airway clearance products revenue increased 24% year-over-year
●	Operating loss of $3.8 million versus $14.9 million in Q1 2022
●	Non-GAAP operating loss of $2.2 million versus $5.4 million in Q1 2022
●	Net loss of $1.9 million versus $15.6 million in Q1 2022
●	Adjusted EBITDA of $0.5 million versus a $2.6 million loss in Q1 2022

First Quarter 2023 Highlights:

●	Raised $34.6 million of net proceeds via an underwritten public equity offering
●	Launched Entre® Plus, a next-generation version of the Entre system with enhanced features
●	Appointed Carmen Volkart to the Company’s Board of Directors
●	Appointed Elaine Birkemeyer to the position of Chief Financial Officer

“We were delighted to achieve revenue growth of over 20% in both our product lines, as our sales teams grew increasingly productive. In addition to our revenue performance, our focus on expanding our operating margins yielded significant year-over-year improvements on both a GAAP and non-GAAP basis,” said Dan Reuvers, President and Chief Executive Officer of Tactile Medical. “We also made strong progress from an operational standpoint, advancing our product development projects, enhancing our leadership team and Board of Directors, and bolstering our balance sheet.”

Mr. Reuvers continued: “Our raised 2023 guidance reflects our strong first quarter performance, while remaining cautious of the potential future macroeconomic environment ahead.”

First Quarter 2023 Financial Results

Total revenue in the first quarter of 2023 increased $10.9 million, or 23%, to $58.8 million, compared to $48.0 million in the first quarter of 2022. The increase in total revenue was attributable to an increase of $9.1 million, or 22%, in sales and rentals of the lymphedema product line, and an increase of $1.8 million, or 24%, in sales of the airway clearance product line compared to the first quarter of 2022.

Gross profit in the first quarter of 2023 increased $7.6 million, or 22%, to $41.5 million, compared to $33.9 million in the first quarter of 2022. Gross margin was 70.5% of revenue, compared to 70.6% of revenue in the first quarter of 2022. Non-GAAP gross margin was 71.0% of revenue, compared to 71.2% of revenue in the first quarter of 2022.

Operating expenses in the first quarter of 2023 decreased $3.5 million, or 7%, to $45.3 million, compared to $48.8 million in the first quarter of 2022.

Operating loss was $3.8 million in the first quarter of 2023, compared to $14.9 million in the first quarter of 2022. Non-GAAP operating loss in the first quarter of 2023 was $2.2 million, compared to $5.4 million in the first quarter of 2022.

Other expense was $1.0 million in the first quarter of 2023, compared to $0.5 million in the first quarter of 2022.

Income tax benefit was $2.9 million in the first quarter of 2023, compared to income tax expense of $0.2 million in the first quarter of 2022.

Net loss in the first quarter of 2023 was $1.9 million, or $0.09 per diluted share, compared of $15.6 million, or $0.78 per diluted share, in the first quarter of 2022. Non-GAAP net loss in the first quarter of 2023 was $0.7 million, compared to $8.4 million in the first quarter of 2022.

Weighted average shares used to compute diluted net loss per share were 21.3 million and 19.9 million for the first quarters of 2023 and 2022, respectively.

Adjusted EBITDA was $0.5 million in the first quarter of 2023, compared to ($2.6) million in the first quarter of 2022.

Balance Sheet Summary

As of March 31, 2023, the Company had $55.0 million in cash and cash equivalents and $48.3 million of outstanding borrowings under its credit agreement, compared to $21.9 million in cash and cash equivalents and $49.0 million of outstanding borrowings under its credit agreement as of December 31, 2022.

On February 27, 2023, the Company closed an underwritten public offering, which consisted of 2,875,000 shares of common stock at a public offering price of $13.00 per share. The Company raised $34.6 million of net proceeds after deducting underwriting discounts, commissions, and offering expenses.

2023 Financial Outlook

The Company now expects full year 2023 total revenue in the range of approximately $271.0 million to $275.0 million, representing growth of approximately 10% to 11.5% year-over-year. The Company’s prior 2023 revenue guidance expectations called for total revenue in the range of $269.0 million to $273.0 million, representing growth of approximately 9% to 11% year-over-year.

Conference Call

Management will host a conference call at 5:00 p.m. Eastern Time on May 8th, 2023, to discuss the results of the quarter with a question-and-answer session. Those who would like to participate may dial 877-407-3088 (201-389-0927 for international callers) and provide access code 13737578. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.tactilemedical.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13737578. The webcast will be archived at investors.tactilemedical.com.

About Tactile Systems Technology, Inc. (DBA Tactile Medical)

Tactile Medical is a leader in developing and marketing at-home therapies for people suffering from underserved, chronic conditions including lymphedema, lipedema, chronic venous insufficiency and chronic pulmonary disease by helping them live better and care for themselves at home. The company collaborates with clinicians to expand clinical evidence, raise awareness, increase access to care, reduce overall healthcare costs and improve the quality of life for tens of thousands of patients each year.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,” “poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, the impact of inflation, rising interest rates or a recession; the adequacy of the Company’s liquidity to pursue its business objectives; the Company’s ability to obtain reimbursement from third-party payers for its products; adverse economic conditions or intense competition; price increases for supplies and components; wage and component price inflation; loss of a key supplier; entry of new competitors and products; compliance with and changes in federal, state and local government regulation; loss or retirement of key executives, including prior to identifying a successor; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; the impacts of the COVID-19 pandemic on the Company’s business, financial condition and results of operations, and the Company’s inability to mitigate such impacts; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures of Adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), and non-GAAP net income (loss), which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

Adjusted EBITDA in this release represents net income or loss, plus interest expense, net, or less interest income, net, less income tax benefit or plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, plus or minus the change in fair value of earn-out, and plus litigation defense costs. Non-GAAP gross profit in this release represents gross profit plus non-cash intangible amortization expense. Non-GAAP gross margin in this release represents non-GAAP gross profit divided by revenue. Non-GAAP operating income (loss) in this release represents operating income (loss) adjusted for non-cash intangible amortization expense, change in fair value of earn-out and litigation defense costs. Non-GAAP net income (loss) represents net income (loss) adjusted for non-cash intangible amortization expense, change in fair value of earn-out and litigation defense costs, and adjusted for the income tax effect on reconciling items. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are included in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period. In addition, Adjusted EBITDA is used as a performance metric in the Company’s compensation program.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Tactile Systems Technology, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
	March 31,	December 31,
(In thousands, except share and per share data)	2023	2022
Assets
Current assets
Cash and cash equivalents	$55,011	$21,929
Accounts receivable	51,020	54,826
Net investment in leases	13,781	16,130
Inventories	20,014	23,124
Income taxes receivable	731	—
Prepaid expenses and other current assets	4,876	3,754
Total current assets	145,433	119,763
Non-current assets
Property and equipment, net	5,655	6,077
Right of use operating lease assets	20,633	21,322
Intangible assets, net	49,465	50,375
Goodwill	31,063	31,063
Accounts receivable, non-current	19,983	23,061
Other non-current assets	3,269	3,335
Total non-current assets	130,068	135,233
Total assets	$275,501	$254,996
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$9,590	$9,984
Note payable	2,968	2,968
Earn-out, current	13,710	13,050
Accrued payroll and related taxes	11,464	17,100
Accrued expenses	6,601	9,240
Income taxes payable	—	2,336
Operating lease liabilities	2,509	2,500
Other current liabilities	4,562	7,152
Total current liabilities	51,404	64,330
Non-current liabilities
Revolving line of credit, non-current	24,929	24,916
Note payable, non-current	20,237	20,979
Accrued warranty reserve, non-current	2,084	2,207
Income taxes payable, non-current	446	298
Operating lease liabilities, non-current	20,239	20,866
Total non-current liabilities	67,935	69,266
Total liabilities	119,339	133,596

Commitments and Contingencies (see Note 10)

Stockholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 23,235,065 shares issued and outstanding as of March 31, 2023; 20,252,677 shares issued and outstanding as of December 31, 2022	23	20
Additional paid-in capital	167,646	131,001
Accumulated deficit	(11,507)	(9,621)
Accumulated other comprehensive income	—	—
Total stockholders’ equity	156,162	121,400
Total liabilities and stockholders’ equity	$275,501	$254,996

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except share and per share data)	2023	2022
Revenue
Sales revenue	$52,791	$41,170
Rental revenue	6,055	6,808
Total revenue	58,846	47,978
Cost of revenue
Cost of sales revenue	14,642	12,080
Cost of rental revenue	2,736	2,036
Total cost of revenue	17,378	14,116
Gross profit
Gross profit - sales revenue	38,149	29,090
Gross profit - rental revenue	3,319	4,772
Gross profit	41,468	33,862
Operating expenses
Sales and marketing	26,302	23,930
Research and development	2,233	1,520
Reimbursement, general and administrative	15,434	16,217
Intangible asset amortization and earn-out	1,305	7,096
Total operating expenses	45,274	48,763
Loss from operations	(3,806)	(14,901)
Other expense	(993)	(456)
Loss before income taxes	(4,799)	(15,357)
Income tax (benefit) expense	(2,913)	211
Net loss	$(1,886)	$(15,568)
Net loss per common share
Basic	$(0.09)	$(0.78)
Diluted	$(0.09)	$(0.78)
Weighted-average common shares used to compute net loss per common share
Basic	21,283,752	19,898,502
Diluted	21,283,752	19,898,502

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2023	2022
Cash flows from operating activities
Net loss	$(1,886)	$(15,568)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,629	1,507
Deferred income taxes	—	115
Stock-based compensation expense	2,023	2,228
Loss on disposal of property and equipment and intangibles	3	—
Change in fair value of earn-out liability	660	6,450
Changes in assets and liabilities, net of acquisition:
Accounts receivable	3,806	3,551
Net investment in leases	2,349	175
Inventories	3,110	(262)
Income taxes	(2,919)	(40)
Prepaid expenses and other assets	(1,056)	(556)
Right of use operating lease assets	71	55
Accounts receivable, non-current	3,078	(730)
Accounts payable	(403)	1,177
Accrued payroll and related taxes	(5,636)	(2,658)
Accrued expenses and other liabilities	(5,331)	1,350
Net cash used in operating activities	(502)	(3,206)
Cash flows from investing activities
Purchases of property and equipment	(241)	(131)
Intangible assets expenditures	(50)	(44)
Net cash used in investing activities	(291)	(175)
Cash flows from financing activities
Payments on note payable	(750)	(3,750)
Payments of deferred debt issuance costs	—	(39)
Proceeds from exercise of common stock options	—	91
Proceeds from issuance of common stock at market	34,625	—
Net cash provided by (used in) financing activities	33,875	(3,698)
Net increase (decrease) in cash and cash equivalents	33,082	(7,079)
Cash and cash equivalents – beginning of period	21,929	28,229
Cash and cash equivalents – end of period	$55,011	$21,150

Supplemental cash flow disclosure
Cash paid for interest	$927	$413
Cash paid for taxes	$6	$12
Capital expenditures incurred but not yet paid	$10	$8

The following table summarizes revenue by product line for the three months ended March 31, 2023 and 2022:

	Three Months Ended
	March 31,
(In thousands)	2023	2022
Revenue
Lymphedema products	$49,752	$40,654
Airway clearance products	9,094	7,324
Total	$58,846	$47,978

Percentage of total revenue
Lymphedema products	85%	85%
Airway clearance products	15%	15%
Total	100%	100%

The following table contains a reconciliation of GAAP gross profit and margin to non-GAAP gross profit and margin:

Tactile Systems Technology, Inc.
Reconciliation of Gross Profit and Margin to Non-GAAP Gross Profit and Margin
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2023	2022
Gross profit, as reported	$41,468	$33,862
Gross margin, as reported	70.5%	70.6%
Reconciling items affecting gross margin:
Non-cash intangible amortization expense	$314	$310
Non-GAAP gross profit	$41,782	$34,172
Non-GAAP gross margin	71.0%	71.2%

The following table contains a reconciliation of GAAP operating loss to non-GAAP operating loss:

Tactile Systems Technology, Inc.
Reconciliation of GAAP Operating Loss to Non-GAAP Operating Loss
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2023	2022
GAAP operating loss	$(3,806)	$(14,901)
Reconciling items affecting operating loss:
Non-cash intangible amortization expense impacting gross profit	$314	$310
Non-cash intangible amortization expense impacting operating expenses	645	646
Change in fair value of earn-out	660	6,450
Litigation defense costs	—	2,104
Non-GAAP operating loss:	$(2,187)	$(5,391)
Non-GAAP operating margin	(3.7)%	(11.2)%

The following table contains a reconciliation of GAAP net loss to non-GAAP net loss:

Tactile Systems Technology, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2023	2022
GAAP net loss	$(1,886)	$(15,568)
Reconciling items affecting net loss:
Non-cash intangible amortization expense impacting gross profit	$314	$310
Non-cash intangible amortization expense impacting operating expenses	645	646
Change in fair value of earn-out	660	6,450
Litigation defense costs	—	2,104
Income tax expense on reconciling items*	(405)	(2,378)
Non-GAAP net loss	$(672)	$(8,436)
* The effect of income tax on the reconciling items is estimated using the Company's effective statutory tax rate.

The following table contains a reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2023 and 2022, as well as the dollar and percentage change between the comparable periods:

Tactile Systems Technology, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Increase
	March 31,		(Decrease)
(Dollars in thousands)	2023	2022	$	%
Net loss	$(1,886)	$(15,568)	$13,682	(88)%
Interest expense, net	993	456	537	118%
Income tax (benefit) expense	(2,913)	211	(3,124)	N.M. %
Depreciation and amortization	1,629	1,507	122	8%
Stock-based compensation	2,023	2,228	(205)	(9)%
Change in fair value of earn-out	660	6,450	(5,790)	(90)
Litigation defense costs	—	2,104	(2,104)	(100)%
Adjusted EBITDA	$506	$(2,612)	$3,118	(119)%

Investor Inquiries:

Mike Piccinino, CFA

ICR Westwicke

443-213-0500

investorrelations@tactilemedical.com